SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2004

INTEGRITY FINANCIAL CORPORATION

(Exact name of Registrant as specified in its charter)

North Carolina	000-26551	56-2137427
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification number)

39 SECOND STREET NW, HICKORY, NC 28601

(Address of principal executive offices)

Registrant’s telephone number, including area code (888) 894-2483

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On November 17, 2004 the Registrant received a notice from The Nasdaq Stock Market that, due to the failure of the Registrant to timely file its quarterly report on Form 10-Q for the period ended September 30, 2004, as required by Nasdaq Marketplace Rule 4310(c)(14), the Registrant’s common stock will be delisted from The Nasdaq Stock Market at the opening of business on November 29, 2004 unless the Registrant requests a hearing in accordance with Nasdaq Marketplace Rule 4800 by November 24, 2004. The Registrant believes that it will be in a position to file its quarterly report on Form 10-Q for the period ended September 30, 2004 on or before November 23, 2004, and if it does so, it has been advised that the action to effect a delisting of its common stock may be withdrawn. If the Registrant does not file its Quarterly Report before November 24, 2004, it intends to file a request for hearing in connection with the Notice of Delisting. A notice for hearing will postpone the delisting until a determination is made by Nasdaq.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

(a) R. Steve Aaron tendered his resignation as the Registrant’s President and Chief Executive Officer effective November 19, 2004. Mr. Aaron also resigned from the Registrant’s Board of Directors and from the Board of Directors of the Registrant’s wholly-owned subsidiary, Catawba Valley Bank.

(b) W. Alex Hall, Jr., age 67, was appointed Interim President and Chief Executive Officer. Mr. Hall is a Director of the Registrant and had been an Executive Vice President of the Registrant since 2001. Mr. Hall is also President and Chief Executive Officer of First Gaston Bank of North Carolina, a subsidiary of the Registrant and has served as such since the Bank’s organization in 1995. Mr. Hall’s term expires as a Director of the Registrant in 2005. Mr. Hall was appointed Interim President and Chief Executive Officer effective November 19, 2004. On November 19, 2004, Ronald S. Shoemaker, age 63, Executive Vice President of the Registrant and Regional President of Catawba Valley Bank, a subsidiary bank of the Registrant and former President of Community Bancshares, Inc. and Northwestern National Bank from 1990 until the acquisition of those companies by the Registrant in 2002, was named Interim Chief Operating Officer. Mr. Shoemaker also is a Director of the Registrant whose term expires in 2006.

(c) On November 17, 2004, the Board of Directors filled two vacancies on the Board by electing Randy D. Miller and Hal F. Huffman, Jr. to serve until the next annual meeting of shareholders. While it is anticipated that Messrs. Miller and Huffman will be appointed to a committee or committees of the Registrant, no determination of those assignments has been made.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a) At a special meeting of the Board of Directors on November 17, 2004 the Board of Directors amended Article III, Section 3 Nominations of its Bylaws to provide that nominations for election to the Board of Directors be made by the Nominating Committee and, subject to the conditions described below, any shareholder of common stock entitled to vote at a meeting for the election of directors. All nominations from shareholders must be delivered to the Secretary of the Registrant not later than September 30 of the year preceding the meeting of shareholders at which the nominee would stand for election and must be accompanied by such nominee’s written consent to serve as a member of the Board of Directors if elected. Each nominee must also certify that he or she has owned at least 1,000 shares of the Registrant’s common stock for the twelve months preceding the nomination and has business, economic or residential ties to the Registrant’s market area.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated November 19, 2004

The Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current belief and expectations of Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond Registrant’s control).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRITY FINANCIAL CORPORATION

By:	/s/ W. Alex Hall, Jr.
W.Alex Hall, Jr.
President and Chief Executive Officer (interim)

Dated: November 19, 2004

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release

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